Registration Statement No. 333-15021
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                 POST-EFFECTIVE
                                 AMENDMENT NO.1
                                       TO
                             REGISTRATION STATEMENT
                                       ON
                                    FORM S-3
                                      Under
                           THE SECURITIES ACT OF 1933
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                               TRIDEX CORPORATION
             (Exact name of registrant as specified in its charter)

                           Connecticut                06-0682273
         (State or other jurisdiction of          (I.R.S. Employer
          incorporation or organization)          Identification No.)

                       61 Wilton Road, Westport, CT 06880
                                  (203)226-1144
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                 Seth M. Lukash
                             Chief Executive Officer
                       61 Wilton Road, Westport, CT 06880
                                 (203) 226-1144
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                            Stephen J. Carlotti, Esq.
                            Hinckley, Allen & Snyder
                                1500 Fleet Center
                         Providence, Rhode Island 02903
                                 (401) 274-2000

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the Registration Statement.


                               TRIDEX CORPORATION

             693,184 Shares of Common Stock (no par value per share)

SYNOPSIS OF OFFERING

     Pursuant to a currently effective Registration Statement filed with the Securities and Exchange Commission by EDGAR on October 29, 1996, Tridex Corporation ("Tridex" or the "Company") registered for sale by certain selling security holders a total of 693,184 shares (the "Shares") of Common Stock, no par value (the "Common Stock"), of Tridex. The Common Stock is traded on the Nasdaq National Market under the symbol "TRDX."


POST-EFFECTIVE AMENDMENTS

     In Part II of the Registration Statement, item 17, subparagraph (3), the Company agreed, as part of its undertakings pursuant to the Registration Statement, to do the following:

                           (3) The undersigned  registrant  hereby undertakes to
                  remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Pursuant to the terms of the Offering, and the undertaking set forth above, the Company does hereby remove from registration a total of 343,575 shares which were registered pursuant to the Registration Statement and which remain unsold at the termination of the offering.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 1 to its Registration Statement (File No. 333-15021) to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Westport, Connecticut, on February 17, 1998.

                                           TRIDEX CORPORATION


                                           By:_/s/ Seth M. Lukash______
                                               Seth M. Lukash, Chairman,
                                               President, Chief Executive
                                               Officer, and Chief Operating
                                               Officer